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                                                                       EXHIBIT 5


November 18, 1996



Xomed Surgical Products, Inc.
6743 Southpoint Drive North
Jacksonville, Florida  32216

Ladies and Gentlemen:

We have acted as counsel to Xomed Surgical Products, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on November 18, 1996, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 653,400 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Second Amended and Restated Xomed Surgical Products, Inc. 1996 Stock Option Plan (the "Plan").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2. The Shares have been duly authorized for issuance and, when issued in connection with the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,


/s/ Willkie Farr & Gallagher